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                                                                    Exhibit 23.1

                             CLANCY & CO., P.L.L.C.
                                Phoenix, Arizona

The Board of Directors
Healthbridge, Inc.
Suite 1818, 1177 West Hastings Street
Vancouver, B.C., Canada V6E 2K3


        RE:   CONSENT TO USE OUR AUDITED FINANCIAL STATEMENTS AS
              AN EXHIBIT TO THOR VENTURES CORP, FORM S-8
              REGISTRATION STATEMENT

Dear Directors:

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated April 6, 2000 on the financial statements of Healthbridge, Inc., a Texas corporation (the "Company") for the year ended December 31, 1999. The audited financial statements were included in the Registration Statement on Form 10-SB of Healthbridge, Inc. of August 17, 2000.

Yours truly,

/s/ Clancy & Co., P.L.L.C.

Clancy & Co., P.L.L.C.